UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 26, 2025
Date of Report (date of earliest event reported)

VIRTUS INVESTMENT PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10994		26-3962811
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Financial Plaza	Hartford	CT	06103
(Address of principal executive offices)			(Zip Code)
(800) 248-7971
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01        Entry into a Material Definitive Agreement.

On September 26, 2025, Virtus Investment Partners, Inc. (the “Company”) replaced its current credit agreement dated September 28, 2021, as amended, by entering into a credit agreement (the “Credit Agreement”) with inter alia, the lenders party thereto (the “Lenders”) and Morgan Stanley Senior Funding, Inc. as administrative agent. The Credit Agreement provides for (a) a $400.0 million term loan for the Company with a seven-year term and (b) a $250.0 million revolving credit facility for the Company with a five-year term. The Company has the right, subject to customary conditions specified in the Credit Agreement, to request additional revolving credit facility commitments and additional term loans to be made under the Credit Agreement. The proceeds of the term loan have been applied to refinance the outstanding term loan under the September 28, 2021 credit agreement, general corporate purposes, and customary fees and expenses in connection with entering into the Credit Agreement.

Amounts outstanding under the Credit Agreement bear interest at an annual rate equal to, at the option of the Company, either Term SOFR for interest periods of one, three or six months or an alternate base rate, in either case plus an applicable margin. The applicable margins are 2.25%, in the case of Term SOFR-based loan, and 1.25%, in the case of alternate base rate loan. The remaining terms of the Credit Agreement as substantially similar to those set forth in the current credit agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02     Termination of a Material Definitive Agreement.

In connection with the Company’s entry into the Credit Agreement, the credit agreement dated as of September 28, 2021, as amended, with, inter alia, the lenders party thereto and Morgan Stanley Senior Fund, Inc. as administrative agent was terminated in its entirety and replaced by the Credit Agreement, and the master guarantee agreement and collateral agreement, each dated as of September 28, 2021, were also terminated in their entirety and replaced with the master guarantee agreement and collateral agreement, each dated as of September 26, 2025.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item.

Item 9.01        Financial Statements and Exhibits.

(d)     Exhibits    The following exhibits are filed herewith:

10.1    Credit Agreement, dated as of September 26, 2025, by and among Virtus Investment Partners, Inc. as borrower, Morgan Stanley Senior Funding, Inc., as administrative agent, and the Lenders party thereto
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Dated:	October 1, 2025	By:	/s/ Michael A. Angerthal
		Name:	Michael A. Angerthal
		Title:	Executive Vice President, Chief Financial Officer and Treasurer